Exhibit 99.2

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 14, 2010)  -  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended June 26, 2010 of $2,338,700 (or $.45 per share diluted) compared to net income of $1,195,300 (or $.22 per share diluted) in 2009.  For the six months ended June 26, 2010, net income was $4,519,800 (or $.87 per share diluted) compared to net income of $2,609,000 (or $.49 per share diluted) for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “During the second quarter, we were able to grow our profits while maintaining expenses relatively flat when compared to last year.  We are extremely pleased with how our business has performed during the first six months of 2010.”

Winmark Corporation creates, supports and finances business.  At June 26, 2010, there were 889 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and there were 19 territories in operation under the Wirth Business Credit® brand.  An additional 46 retail franchises have been awarded but are not open.  In addition, at June 26, 2010, the Company had loans and leases equal to $35.4 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses and the payment of cash dividends for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 26, 2010	December 26, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$10,635,800	$9,490,800
Marketable securities	609,600	1,274,000
Current investments	2,000,000	2,000,000
Receivables, less allowance for doubtful accounts of $19,400 and $35,700	1,633,700	1,761,100
Net investment in leases - current	14,733,200	17,575,900
Income tax receivable	183,400	—
Inventories	138,500	111,400
Prepaid expenses	325,700	398,800
Total current assets	30,259,900	32,612,000
Net investment in leases — long-term	18,664,600	19,423,700
Long-term investments	2,110,600	2,232,900
Long-term receivables, net	9,100	14,900
Property and equipment, net	1,754,500	1,843,500
Other assets	677,500	677,500
	$53,476,200	$56,804,500
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$3,763,300	$3,983,100
Current renewable subordinated notes	8,706,800	9,166,900
Accounts payable	1,481,200	1,415,200
Income tax payable	—	183,500
Accrued liabilities	2,556,400	1,794,100
Current discounted lease rentals	603,200	972,600
Current rents received in advance	329,800	294,400
Current deferred revenue	1,257,800	1,188,800
Deferred income taxes	1,057,700	1,057,700
Total current liabilities	19,756,200	20,056,300
Long-term line of credit	3,550,600	5,298,900
Long-term renewable subordinated notes	9,896,000	12,058,700
Long-term discounted lease rentals	259,000	507,600
Long-term rents received in advance	982,000	1,332,000
Long-term deferred revenue	761,600	709,500
Other long-term liabilities	1,239,400	1,298,400
Deferred income taxes	214,400	214,400
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,011,862 and 5,125,025 shares issued and outstanding	—	—
Accumulated other comprehensive income (loss)	(73,600)	9,600
Retained earnings	16,890,600	15,319,100
Total shareholders’ equity	16,817,000	15,328,700
	$53,476,200	$56,804,500

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 26, 2010	June 27, 2009	June 26, 2010	June 27, 2009
REVENUE:
Royalties	$6,368,300	$5,607,900	$12,731,800	$11,241,400
Leasing income	2,345,800	2,143,100	4,870,700	4,844,800
Merchandise sales	550,500	679,300	1,045,200	1,304,700
Franchise fees	305,000	235,000	528,500	385,000
Other	309,500	172,800	545,700	312,200
Total revenue	9,879,100	8,838,100	19,721,900	18,088,100
COST OF MERCHANDISE SOLD	520,200	651,100	991,200	1,247,000
LEASING EXPENSE	439,300	512,800	986,600	1,195,300
PROVISION FOR CREDIT LOSSES	(160,200)	604,200	11,900	1,023,900
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,877,200	4,830,600	9,733,100	9,713,100
Income from operations	4,202,600	2,239,400	7,999,100	4,908,800
LOSS FROM EQUITY INVESTMENTS	(102,000)	(600)	(122,200)	(4,100)
INTEREST EXPENSE	(273,100)	(341,400)	(561,300)	(692,500)
INTEREST AND OTHER INCOME	103,000	111,600	280,700	172,700
Income before income taxes	3,930,500	2,009,000	7,596,300	4,384,900
PROVISION FOR INCOME TAXES	(1,591,800)	(813,700)	(3,076,500)	(1,775,900)
NET INCOME	$2,338,700	$1,195,300	$4,519,800	$2,609,000
EARNINGS PER SHARE — BASIC	$.47	$.22	$.89	$.49
EARNINGS PER SHARE — DILUTED	$.45	$.22	$.87	$.49
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,025,944	5,328,831	5,077,179	5,362,489
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,189,925	5,343,532	5,193,154	5,370,900